Exhibit 31 Attached [Click Hyperlink]

Exhibit 32 Attached [Click Hyperlink]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

(Mark One)

[X] Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended **March 31, 2005**.

[ ] Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from ______ to _______.

Commission file number: **000-27407**

NEWMARK VENTURES, INC.

(Formerly "Delta Capital Technologies, Inc.")
(Exact name of small business issuer as specified in its charter)

DELAWARE	**98-0187705**
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 440-375 Water Street , Vancouver, B.C., Canada V6B 5C6
(Address of principal executive office) (Postal Code)

(604) 725-4160
(Registrant's telephone number)

Check whether the registrant: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes __X__ No

The number of issued and outstanding shares of the registrant's common stock, $0.001 par value (the only class of voting stock), as of May 20, 2005 was 5,442,885

TABLE OF CONTENTS

PART I: FINANCIAL INFORMATION

PART II: OTHER INFORMATION

PART I FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

NEWMARK VENTURES, INC.
(A Development Stage Company)
Consolidated Balance Sheet
(Unaudited)

		March 31 2005
ASSETS		
Current Assets		
Cash	$	968
License agreement held for sale		25,000
Total current assets	$	25,968
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		
Current liabilities		
Accounts payable and accrued expenses	$	252,635
Accounts payable and accrued expenses, related parties		60,442
Notes payable		36,301
Convertible notes payable		44,827
Loans payable		28,387
Total current liabilities		422,592
Stockholders' Equity (Deficit)		
Common stock, $.001 par value, 100,000,000 shares authorized; 5,392,885 issued and outstanding		5,393
Common stock issuable, 118,125 shares		118
Additional paid-in capital		7,795,703
Accumulated deficit		(8,143,573)
Deficit accumulated during development stage		(54,265)
Total stockholders' equity (deficit)		(396,624)
Total liabilities and stockholders' equity (deficit)	$	25,968

The accompanying notes are an integral part of these financial statements

NEWMARK VENTURES, INC.
(A Development Stage Company)
Consolidated Statements of Operations
For the Three Months Ended March 31, 2005 and 2004 and for the Period from January 1,2005 (the effective date of the development stage) to March 31, 2005
(Unaudited)

		March 31, 2005		March 31, 2004		Cumulative During the Development Stage
Expenses						
General and Administrative	$	54,265	$	19,494	$	54,265
Net loss	$	(54,265)	$	(19,494)	$	(54,265)
Basic and diluted loss per share	$	(0.01)	$	(0.00)		

The accompanying notes are an integral part of these financial statements

NEWMARK VENTURES, INC.
(A Development Stage Company)
Consolidated Statements of Stockholders Equity (Deficit)
For the Period from January 1, 2005 (the effective date of the development stage) to March 31, 2005
(Unaudited)

	Common Stock		Common Stock Issuable		Additional Paid-in Capital	Accumlated Deficit	Deficit Accumluated During the Development Stage	Total
	Shares	Amount	Shares	Amount				
Balance December 31,2004	5,371,885	$ 5,372	118,125	$ 118	$ 7,781,724	$ (8,143,573)	$ -	$ (356,359)
Issuance of Common stock for settlement of accrued expenses	21,000	21			13,979			14,000
Net Loss							(54,265)	(54,265)
Balance March 31, 2005	5,392,885	$ 5,393	118,125	$ 118	$ 7,795,703	$ (8,143,573)	$ (54,265)	$ (396,624)

NEWMARK VENTURES, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2005 and 2004 and for the Period from January 1,2005 (the effective date of the development stage) to March 31, 2005
(Unaudited)

	31-Mar-05	31-Mar-04	Cumulative During the Development Stage
Cash Flows From Operating Activities			
Net loss	$ (54,265)	$ (19,494)	$ (54,265)
Adjustments to reconcile net income (loss) to net cash from operating activities			
Increase (Decrease) in accounts payable and acrrued expenses	40,546	(5,996)	40,546
Net cash from operating activities	(13,719)	(25,490)	(13,719)
Cash Flows From Financing Activities			
Net proceeds from notes payable	8,267	2,092	8,267
Proceeds from issuance of common stock		23,500	
Net cash from financing activities	8,267	25,592	8,267
Net change in cash	(5,452)	102	(5,452)
Cash, beginning of period	6,420	4	6,420
Cash, end of period	$ 968	$ 106	$ 968

During the three months ended March 31, 2005 the Company issued 21,000 shares in settlement of $14,000 in accrued expenses. There were no such share issuances during the three months ended March 31, 2004.

The accompanying notes are an integral part of these financial statements.

NEWMARK VENTURES, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Note 1 – The Company and Basis of Presentation

Newmark Ventures, Inc. ("the Company") was incorporated in March 1998. The Company is a holding company that was formed to acquire both majority and minority interests in various business operations and assist in their development.

In early 2005, the Company decided to discontinue its operations with respect to their right to promote, sell and deploy the Triton product line of non-depository, indoor cash dispensers under the license agreement obtained in 2003. The decision to discontinue this component was made by management due to the Company's desire to shift its business focus to other unrelated opportunities. Accordingly, as of December 31, 2004, the Company's cash dispenser operations were considered discontinued. The only asset associated with this business component is the license agreement which is classified as held for sale and none of the operations of the Company during the periods presented was associated with this business component, so there was no loss from discontinued operations for any period presented. The carrying value of the license agreement is classified as a current asset because it is being actively marketed. There are no liabilities associated with this business component. Since this was the Company's only operating component, the Company re-entered the development stage as of January 1, 2005.

The Company is currently pursuing a development project to provide internet users of all ages and interests a safe, stimulating and multi-faceted multi-use web environment (See note 4).

The accompanying unaudited consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States and with the instructions in Form 10-QSB and Regulation S-B and, therefore, do not include all information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company’s Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission on April 15, 2005. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operations are not necessarily indicative of the results to be expected for the full year ended December 31, 2005.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. Investments in entities where the Company owns at least a 20% interest, but does not have control, are accounted for under the equity method of accounting. All significant intercompany accounts and transactions have been eliminated.

Note 2- Earnings Per Share

Basic loss per share is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic loss per share) and potentially dilutive common shares.

NEWMARK VENTURES, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Note 2- Earnings Per Share (Con't)

The weighted average number of shares outstanding for the three months ended March 31, 2005 and 2004 was 5,504,243 and 4,907,681, respectively. Warrants and debt convertible into common shares were not included in the computation of diluted earnings per share because they were anti-dilutive for all periods presented due to the Company's net losses. For purposes of earnings per share computations, shares associated with common stock issuable are included as outstanding as of the date of the receipt of the cash for the shares. In March 2005, the Board of Directors authorized a three-for-two forward split of the common stock of the Company. The accompanying financial statements are presented on a post split basis. The loss per share amounts for the periods ended March 31, 2005 and 2004, have been adjusted accordingly.

Note 3 - Going Concern

At March 31, 2005 the Company has an accumulated deficit and has incurred losses since inception as well as negative cash flow from operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is seeking other acquisitions but it will need additional working capital to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon engaging in active business operations and obtaining additional working capital. Management is presently engaged in seeking additional working capital equity funding and plans to continue to invest in other businesses with funds obtained. However, if its efforts are unsuccessful, the Company may have to cease operations.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and is unable to operate for the coming year.

Note 4 – Subsequent Event

On April 29, 2005 the Board of Directors of the Corporation authorized the issuance, sale, and delivery of up to 10 of Newmark's investment units (each a "Unit") each consisting of 25,000 shares of Common Stock, par value $.001 (the "Common Stock") and two warrants (each a "Warrant"). One Warrant entitles the holder to purchase 25,000 shares of Common Stock on or before May 30, 2006, at an exercise price of $2.00 per share, and the second Warrant entitles the holder to purchase 25,000 shares of Common Stock on or before May 30, 2006, at an exercise price of $3.00 per share. Each Unit shall be priced at $25,000. The units will be offered in a private placement to accredited investors. On May 2, 2005, the Company completed the sale of two investment units for proceeds of $50,000 which resulted in the issuance of 50,000 shares.

On April 14, 2005, the Company signed a Letter of Intent with Sygenics Interactive Inc., a developer of advanced information management technology located in Montreal, Quebec, Canada and an authorized licensee of Sygenics Inc., for the design, development, and deployment of an interactive web portal for our Trondheim project. The web portal will be designed by integrating a combination of technologies

previously developed and owned by Sygenics Inc., as well as third party software, and new software to be developed specifically for us by Sygenics Interactive Inc.

ITEM 2. MANAGEMENT'S PLAN OF OPERATION

General

This quarterly report on Form 10-QSB includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

- sources of revenues and anticipated revenues;
- our expectations regarding our cash flows and the impact of the timing of receipts and disbursements;
- our estimates regarding our capital requirements;
- marketing and commercialization of our products under development;
- our ability to attract customers and the market acceptance of our products;
- plans for future products and services and for enhancements of existing products and services;
- plans for future acquisitions of products, technologies and businesses; and
- our intellectual property.

In some cases, you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "predict," "potential," or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions which may or may not prove to be correct, and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these statements. We discuss many of these risks in this quarterly report on Form 10-QSB in greater detail under the heading "Factors Affecting Future Operating Results." Also, these statements represent our estimates and assumptions only as of the date of this report, we do not intend to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

The following discussion and analysis of our financial condition and plan of operations should be read in conjunction with the financial statements and accompanying notes and the other financial information appearing elsewhere in this report. The Company's fiscal year end is December 31.

Readers are also urged to carefully review and consider the various disclosures made by the Company that attempt to advise interested parties of the factors which affect the Company's business, in this report, as well as the Company's periodic reports on Forms 10-KSB, 10-QSB, and 8-K filed with the Securities and Exchange Commission.

Current Operations.

We own a license to promote, sell and deploy the Triton product line of non-depository, indoor cash dispensers. It is our intention to sell the license and focus our business on the development of an interactive web portal, which we refer to as our Trondheim Project.

On April 14, 2005, we signed a Letter of Intent with Sygenics Interactive Inc., a developer of advanced information management technology located in Montreal, Quebec, Canada and an authorized licensee of Sygenics Inc., for the design, development, and deployment of an interactive web portal for our Trondheim project. The web portal will be designed by integrating a combination of technologies previously developed and owned by Sygenics Inc., as well as third party software, and new software to be developed specifically for us by Sygenics Interactive Inc.

The Trondheim Project

Since its widespread adoption in the mid-1990s, the world-wide web has developed a large number of communities of people, mostly young, who share an interest in a common set of cultural symbols and activities. Foremost among these are game-playing and role-playing communities. Advances in communications technologies, and the concomitant rise in bandwidth and decrease in connection costs, have caused these communities to increase rapidly in both size and activity in the last five years.

A number of these communities, which are loyal to one or a few web sites which cater to their interests, have generated substantial business for the site owners. The sources of revenue vary, but the sites are largely characterized by offering free access to a number of services (games, information, chat rooms, email and so on), and charge only for the sale of community-related merchandise. Click-through advertising revenues are the second major source of revenue. Advertising sales may, in some cases, be the only or the main source of revenue.

We will connect advertisers to consumers through a variety of online marketing properties integrated throughout our services. Our advertising and e-commerce products will include a broad range of targeting techniques for online advertising, email campaigns, start-page placements and channel sponsorship opportunities. We will also provide consumers convenient access to third party Internet search services throughout many of our Web properties and services and generate a significant portion of our advertising and commerce revenues from our users utilizing such search services

Our Trondheim Project is aimed at establishing an international community of interest focused around a very popular and diverse form of cultural expression, highly popular in a number of Asian countries, and with rapidly growing popularity in North America. This community is not, so far, well-served in web sites catering to people whose languages and cultural milieux originate from Europe.

The Trondheim Project is a multi phase project. The first phase, the development of a beta web site is anticipated to be completed during the third quarter of 2005.

Depending on the success of the beta site, we expect the second and subsequent phases to be deployed at subsequent 90-day intervals, with a view to full functionality, with the scope currently envisaged, being deployed by the end of the first quarter of 2006.

Governmental Regulation

Upon the launch of our interactive web portal, we will become subject to a number of laws that affect companies conducting business on the Internet. In addition, because of the increasing popularity of the Internet and the growth of online services, laws relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. In addition to government regulation, operation of our interactive web portal may also expose us to liability for the activities of the users of our interactive web portal. For example, in the US, a number of actions are pending against the operators of online Internet services for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted or the content generated by users of such online Internet services.

In addition, other federal laws could have an adverse impact on our business. For example, the Digital Millennium Copyright Act has provisions that limit, but do not eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. The Children's Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.

Competition

We will have many diverse competitors in our efforts to launch our web portal, attract users of the web portal, and attract advertisers to the web portal. Many of these competitors are better established with loyal followings of users and advertisers. Many of these competitors will have greater financial and other resources and have prior experience in this business.

Employees

We currently have only 2 full time employees. We expect to rely on the use outside consultants to complement the services rendered by our employees.

FACTORS AFFECTING FUTURE OPERATING RESULTS

We have a limited operating history and face difficulties encountered by early stage companies in new and rapidly evolving markets.

These risks include our ability to:

Successfully implement the interactive web portal; Manage rapidly changing and expanding operations; Develop and maintain strategic relationships with advertisers; Reliably process transactions through the web portal; Establish and increase awareness of our brand and strengthen community of interest loyalty; Attract and retain users of the interactive web portal at a reasonable cost; Implement and successfully execute our business and marketing strategy; Respond effectively to competitive pressures and developments; Develop, deploy, and enhance the technology and systems which will underlie the interactive web portal; and Attract, retain, and motivate qualified personnel.

We also depend on the growing use of the Internet for recreation, commerce, and communication. We can also be negatively affected by general economic and industry conditions. We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

We anticipate that we will incur operating losses for the foreseeable future.

We expect to incur substantial operating losses for the foreseeable future. We intend to increase our operating expenses substantially as we increase our product development, marketing, and brand building activities. We will increase our general and administrative functions to support our growing operations. We will need to generate significant revenues to achieve profitability, and we might not be able to sustain or increase profitability in the future. We will be dependent upon our ability to obtain additional capital form borrowing and the sale of securities to fund our operations. There is no assurance that additional capital can be obtained or that it can be obtained on terms that are favorable to us and our existing stockholders.

Our business model is unproven.

Our business model depends upon our ability to attract users of the web portal and advertisers that seek to advertise to the demographic groups that use the Company's web portal. The potential profitability of our business model is unproven.

We might not be able to determine or design features and functionality that Web Portal users and advertisers require or prefer.

We are designing and developing the web portal based upon existing web sites and the experience and insights of our management. Our success will depend in part upon our ability to accurately determine the features and functionality that the web portal users and advertisers require or prefer, and our ability to successfully design and implement solutions that include these features and functionality. If we are unable to determine or design such features and functionality, our business will be negatively affected. We cannot be certain that the features and functionality that we plan to offer in the web portal will satisfy the requirements or preferences of our current or potential customers.

Significant growth would place a substantial strain on our resources

If the web portal is successful, rapid growth would be likely to occur, placing significant strain on our managerial, financial, and operational resources, systems, procedures, and controls. We will need to train employees and maintain close coordination among our product development, marketing and sales, and general administrative organization. These processes are time-consuming and expensive, will increase managerial responsibility, and will divert management attention from our business. If we are unable to manage our growth effectively, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

We might not be able to establish and strengthen a brand identity.

We believe that establishing and strengthening our brand is critical to achieving acceptance of the web portal. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide consistent, high-quality experiences on the web portal. We will need to spend a lot of money to promote our brand, both on marketing and on customer service. Our brand promotion activities might not be successful or result in enough increased revenues to offset the expenses incurred.

The online web services markets are intensely competitive.

Competitive pressures are likely to result in price reduction, reduced margins, and possibly reduced market share, any one of which factors could seriously harm our business. Many different companies are positioned to emerge as competitors in this marketplace. Many of our competitors and potential competitors have longer operating histories, significantly greater financial, technical, marketing, and other resources than we have, significantly greater name recognition, a larger installed base of potential customers, and more extensive knowledge of our industry. Such competitors might be able to spend more aggressively on marketing and advertising for their brands, products, and services. They also might adopt more aggressive pricing policies and make more attractive offers to employees. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors might emerge and rapidly acquire significant market share. We also expect that competition will increase as a result of industry consolidations.

There are minimal barriers to entry in our market, and competitors can launch web-enabled products and service at relatively low cost. Other companies may develop products and services that are less expensive and more useful to the hard goods industry. These companies might be more successful in their marketing efforts and thereby limit our ability to gain market share.

Our ability to protect the intellectual property to be developed is uncertain.

We believe that intellectual property will be important to our success. We will rely on trademark, copyright, and trade secret protection to protect our intellectual property. The measures we take to protect our intellectual property might not be successful, which could have a materially adverse effect on our business. The United States or foreign jurisdictions might not grant us any copyrights, trademarks, or other protection for our intellectual property. There also can be no assurance that our intellectual property rights will not be challenged, invalidated, or circumvented, by others or that our intellectual property rights will provide us with a competitive advantage.

If other parties assert infringement claims against us, the defense of any such claim, whether with or without merit, could be time-consuming, result in substantial litigation expenses, and diversion of technical management personnel. If any such claims are adversely determined, we might be required to develop non-infringing technology or enter into licensing agreements. These licensing agreements, if required, might not be available on terms acceptable to us, or at all. In the event a claim of infringement is successfully asserted against us and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, would be likely to materially and adversely affect our business, financial condition, results of operations, and prospects.

We will depend on third parties to provide reliable software, systems, and services.

We currently have no technology assets or resources to build the web portal. We are party to a letter of intent with Sygenics Interactive Inc. to build a beta site and determine the scope and cost of the web portal. We plan to rely substantially upon third-party service providers to help us build, maintain, and house key components of our web portal. These services might not be available in a timely manner or on commercially reasonable terms. Failure to obtain the necessary services to enable us to build, maintain, and house our web portal could have a materially adverse effect on our business, financial condition, results of operations, and prospects.

In addition, several of the third-parties upon whom we depend have a limited operating history, have relatively immature technology and are themselves dependent on reliable delivery of services from others.

As a result, our ability to deliver various services to our users might be adversely affected by the failure of these third parties to provide reliable software, systems, and related services to us.

Our stock price has fluctuated and may continue to fluctuate widely.

The market price of our common stock has fluctuated substantially in the past. We expect the price of our common stock will continue to be subject to significant fluctuations in the future in response to a variety of factors, including:

- the trading of our common stock on the OTC Bulletin Board, including short selling and other trading activity over which we have no control;
- fluctuations in operating results;
- our liquidity needs and constraints;
- our restructuring activities and changes in management and other personnel.

Liquidity and Capital Resources

Our current assets are insufficient for us to complete the Trondheim Project and conduct our operations over the next twelve months. We are dependent on a substantial infusion of operating capital to continue operations over the next twelve months. We have no current commitments or arrangements for a capital infusion, and no known sources of funding. No assurances can be given that we can secure funding, or that if we can secure funding that the funding would be available on terms that are favorable to us and our shareholders. Our major shareholders would be the most likely source of new funding in the form of loans or equity placements though none have made any commitment for future investment. In the event we are unable to secure funding, we may not be able to sustain operations and may be unable to continue to make our SEC filings.

The Company has no defined benefit plan or contractual commitment with any of its officers or directors.

The Company has no current plans for the purchase or sale of any plant or equipment.

The Company has no current plans to make any changes in the number of employees.

Critical Accounting Policies

In the notes to the audited consolidated financial statements for the year ended December 31, 2004 and in our Annual Report on Form 10-KSB filed with the SEC in April 15, 2005, the Company discusses those accounting policies that are considered to be critical in determining the results of operations and its financial position. We believe that the accounting principles it uses conform to accounting principles generally accepted in the United States of America.

Revenue Recognition

The Company expects to generate revenue through the sale of Advertising on the web site. Revenues are recognized only when persuasive evidence for a sales arrangement exists; delivery of the product has occurred; the product fee is fixed or determinable; and collection of the fee is reasonably assured.

Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

We recorded no revenues for the period ending March 31, 2005.

We don't expect to generate revenue during 2005. Our ability to generate revenue from our interactive web portal will depend upon our ability to attract a large number of users of the portal and advertisers.

ITEM 3. CONTROLS AND PROCEDURES

Our president acts both as the chief executive officer and the chief financial officer and is responsible for establishing and maintaining disclosure controls and procedures.

(a) Evaluation of Disclosure Controls and Procedures

Based on his evaluation as of March 31, 2005, our chief executive officer and chief financial officer has concluded that the Company's disclosure controls and procedures (as defined in Rule 13a-14(c) and 15d-15(e) of the Securities Exchange Act of 1934, as amended) are effective to ensure that information required to be disclosed in reports that we file or submit under the Securities Exchange Act, as amended is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission.

(b) Changes in Internal Controls

Based on his evaluation as of March 31, 2005, our chief executive officer and chief financial officer has concluded that there were no significant changes in our internal controls over financial reporting or in any other areas that could significantly affect our internal controls subsequent to the date of his most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Our management, including our chief executive officer and chief financial officer, does not expect that our disclosure controls or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the control. The design of any systems of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of these inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

It is recognized individual persons perform multiple tasks which normally would be allocated to separate persons and therefore extra diligence must be exercised during the period these tasks are combined. It is also recognized the Company has not designated an audit committee and no member of the board of

directors has been designated or qualifies as a financial expert and should address these concern at the earliest possible opportunity.

PART II – OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

On January 5, 2005 Integrity Securities, LLC (the "Claimant") initiated an arbitration action in accordance with Section 8 of a Financial Consulting Services Agreement dated December 6, 2002 through the American Arbitration Association. On March 14, 2005 the International Centre for Dispute Resolution ("ICDR") received from the Claimant a Demand for Arbitration dated January 18, 2005. We participated in an Administrative Conference Call on April 15, 2005 and concluded that the mediation was an appropriate method to resolve the dispute.

For more information on other legal proceedings, see our Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed April 15, 2005.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES

On May 2, 2005, the Company completed the sale of two investment units (each a "Unit") yielding gross proceeds to the Company of $50,000. Each Unit consists of 25,000 shares of Common Stock, par value $.001 (the "Common Stock") and two warrants (each a "Warrant"). One Warrant entitles the holder to purchase 25,000 shares of Common Stock on or before May 30, 2006, at an exercise price of $2.00 per share, and the second Warrant entitles the holder to purchase 25,000 shares of Common Stock on or before May 30, 2006, at an exercise price of $3.00 per share. The Company relied upon the exemption from securities registration pursuant to Section 4(2) and Regulation D promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933.

ITEM 5. OTHER INFORMATION

On March 14, 2005, our board of directors approved a three (3) for two (2) stock split paid in the form of a stock dividend. The stock split increased the number of issued and outstanding shares of common stock from 3,674,006 to 5,511,010 as of April 19, 2005. The distribution of the dividend was completed and the quoted price of the Company's stock reflected the stock split on April 19, 2005.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits. Exhibits required to be attached by Item 601 of Regulation S-B are listed in the Index to Exhibits on page 20 of this Form 10-QSB, and are incorporated herein by this reference.

(b) Reports on Form 8-K. On January 3,2005 the Company reported on Form 8-K that on November 4,2004 the holders of a majority of the outstanding common shares authorized the Company's board of directors to effect a consolidation on an up to eight to one (8-1) basis and to increase the Company's authorized common shares par value $0.001 to 100,000,000. In addition, the report confirmed that on December 14, 2004 the board of directors decided to consolidate the

Company's issued and outstanding common shares on a four to one (4-1) basis. The reverse split and increase in authorized capital were made effective December 31,2004.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 20th day of May 2005.

Newmark Ventures, Inc.

/s/ Roderick Shand
By: Roderick Shand
Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	PAGE NO.	DESCRIPTION
3(i)(a)	*	Articles of Incorporation dated March 4, 1998. (Incorporated by reference from Form 10SB filed with the SEC on January 5, 2000.)
3(i)(b)	*	Amended Articles of Incorporation dated April 23,1998. (Incorporated by reference from Form 10SB filed with the SEC on January 5, 2000.)
3(i)(c)	*	Amended Articles of Incorporation dated January 4, 2002. (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003.)
3(i)(d)	*	Amended Articles of Incorporation dated December 19, 2003. (Incorporated by reference from Form 10KSB filed with the SEC on May 20, 2004.)
3(i)(e)	*	Amended Articles of Incorporation dated November 4, 2004. (Incorporated by reference from Form 10KSB filed with the SEC on April 15,2005)
3(iii)	*	By-Laws of Delta Capital dated April 23, 1998. (Incorporated by reference from Form 10SB filed with the SEC on January 5, 2000.)
Material Contracts		
10(iii)	*	Share Exchange Agreement dated February 26, 2001 between Delta Capital Technologies, Inc. and Shareholders of Au-Online Inc. (Incorporated by reference from Form 10QSB filed with the SEC on May 21, 2001)
10(iv)	*	Stock Purchase and Sale Agreement dated May 4, 2001 between Delta Capital Technologies, Inc. and Shareholders of UMDN, Inc. (Incorporated by reference from Form 10-QSB filed with the SEC on May 21, 2001)
10(iv)	*	Agreement rescinding Purchase and Sale Agreement of May 4, 2001,dated October 31, 2001. (Incorporated by reference from the 10-QSB filed with the SEC on June 6, 2002)
10(i)	*	Debt Settlement Agreement dated January 8, 2002 between Delta Capital Technologies, Inc. and Bayside Management Corp. (Incorporated by reference from the 10-QSB filed with the SEC on June 6, 2002.)
10(ii)	*	Debt Settlement Agreement dated January 9, 2002 between Delta Capital Technologies, Inc. and Churchill Resource Group, Inc. (Incorporated by reference from the 10-QSB filed with the SEC on June 6, 2002.)
10(iii)	*	Debt Settlement Agreement dated January 9, 2002 between Delta Capital Technologies, Inc. and BP Equity Management Corp. (Incorporated by reference from the 10-QSB filed with the SEC on June 6, 2002.)

10(iv)	*	Debt Settlement Agreement dated January 9, 2002 between Delta Capital Technologies, Inc. and Jeff Young. (Incorporated by reference from the 10- QSB filed with the SEC on June 6, 2002.)
10(v)	*	Debt Settlement Agreement dated January 10, 2002 between Delta Capital Technologies, Inc. and Bonanza Mgmt. LTD. (Incorporated by reference from the 10-QSB filed with the SEC on June 6, 2002.)
10(vi)	*	Debt Settlement Agreement dated January 10, 2002 between Delta Capital Technologies, Inc. and Peter Kent Carasquero. (Incorporated by reference from the10-QSB filed with the SEC on June 6, 2002.)
10(vii)	*	Debt Settlement Agreement dated January 10, 2002 between Delta Capital Technologies, Inc. and Hospitality Financial Services LTD. (Incorporated by reference from the 10-QSB filed with the SEC on June 6, 2002.)
10(viii)	*	Fee Agreement dated January 2002 between Delta Capital Technologies, Inc. and Kent Carasquero. (Incorporated by reference from the 10-QSB filed with the SEC on June 6, 2002.)
10(ix)	*	Stock Purchase and Sale Agreement dated March 8, 2002 between Delta Capital Technologies, Inc. and Homelands Security Inc. (Incorporated by reference from the 10QSB filed with the SEC on June 6, 2002.)
10(x)	*	Debt Settlement Agreement dated November 11, 2002 between Delta Capital Technologies, Inc. and Jam Corporate Consultants Ltd. (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003
10(xi)	*	License Agreement between Delta Capital Technologies, Inc. and Net Cash Services. Inc (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003
10(xii)	*	Employee Agreement dated April 30, 2004 between Newmark Ventures Inc. and Kent Carasquero. (Incorporated by reference from Form 10KSB filed with the SEC on May 20, 2004
10(xiii)	*	Employee Agreement dated April 30, 2004 between Newmark Ventures Inc. and Martin Tutschek. (Incorporated by reference from Form 10KSB filed with the SEC on May 20, 2004)
10(xiv)	*	Employee Agreement dated October 1, 2004 between Newmark Ventures Inc. and Roderick Shand (Incorporated by reference from Form 10KSB filed with the SEC on April 15,2005)
10(v)	*	Employee Agreement dated October 1, 2004 between Newmark Ventures Inc. and Mr. Paul Bains.(Incorporated by reference from Form 10KSB filed with the SEC on April 15,2005)

10(vi)	*	Consulting Agreement dated October 1, 2004 between Newmark Ventures Inc. and Kent Carasquero. (Incorporated by reference from Form 10KSB filed with the SEC on April 15,2005)
10(vii)	*	Letter of Intent dated April 14, 2005 between Newmark Ventures, Inc. and Sygenics Interactive Inc. (Incorporated by reference from Form 10KSB filed with the SEC on May 20, 2004) (Incorporated by reference from Form 10KSB filed with the SEC on April 15,2005)
14	*	Code of Ethics (Incorporated by reference from Form 10KSB filed with the SEC on April 15,2005)
31		Certification Pursuant to Rule 13a-14(A)/15d-14(A) of the Securities Act of 1934 as amended, as adopted pursuant to section 302 of the Sarbanes-Oxley Act of 2002.
32		Certification Pursuant to 18 U.S.C. Section 1350, Section 906 of the Sarbanes-Oxley Act of 2002.

* Incorporated by reference from previous filings of the Company.